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Exhibit 5.1

[Morgan, Lewis & Bockius LLP letterhead]

December 16, 2003

SEI Investments Company
1 Freedom Valley Drive
Oaks, Pennsylvania 19456-1100

        Ladies and Gentlemen:

        We have acted as counsel to SEI Investments Company, a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and relating to 10,000,000 shares (the "Shares") of the Company's Common Stock, $0.01 par value per share (the "Common Stock"). The Shares covered by the Registration Statement are additional shares of Common Stock issuable under the SEI Investments Company 1998 Employee Compensation Plan, as amended and restated as of April 8, 2003 (the "Plan").

        We have examined the Registration Statement, the Plan and such certificates, corporate records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with originals of documents submitted to us as copies thereof.

        Based on the foregoing, it is our opinion that, the Shares, when issued and delivered in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

        We express no opinion as to any law other than the Business Corporation Law of the Commonwealth of Pennsylvania.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP

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  Exhibit 5.1